Exhibit 10.2
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
BY AND AMONG
BIG LOTS, INC.,
BIG LOTS STORES, INC.
AND
STEVEN S. FISHMAN
This first amendment (“Amendment”) to the employment agreement (“Agreement”) by and among Big Lots, Inc. (“BLI”), Big Lots Stores, Inc. (“Big Lots”) and their affiliates, predecessor, successor, subsidiaries and other related companies (collectively the “Company”) and Steven S. Fishman (“Executive”), collectively, the “Parties,” dated July 6, 2005, is effective as of the date below (“Effective Date”). Capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.
1.00 Section 3.02. The fourth sentence of Section 3.02 of the Agreement is amended by deleting it in its entirety and replacing it with the following:
The Executive’s Bonus Payout percentage will consist of a Target Bonus of 85 percent of Base Salary and a Stretch Bonus of 170 percent of Base Salary.
2.00 The Agreement. Except as otherwise provided herein, all provisions of the Agreement are and shall remain in full force and effect and are hereby ratified and confirmed in all respects, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or amendment of any provision of the Agreement not specifically amended herein. All references to the Agreement shall be deemed to include this Amendment.
     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Amendment as of February 21, 2006.

BIG LOTS, INC.		STEVEN S. FISHMAN

By:	/s/ Brad A. Waite	/s/ Steven S. Fishman

BIG LOTS STORES, INC.

By:	/s/ Charles W. Haubiel II